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                                                                     Exhibit 3.1


                                     FORM OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ODIMO INCORPORATED


         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned, being the President and Chief Executive Officer of ODIMO INCORPORATED, a Delaware Corporation, hereby certifies that:

         FIRST: He is the duly elected and acting President of the Corporation.

         SECOND: The Corporation was originally incorporated pursuant to the General Corporation Law on July 31, 1998 under the name diamonddepot.com, Inc.

         THIRD: The Corporation previously amended and restated its Certificate of Incorporation on June 30, 1999, November 19, 1999, January 21, 2000, February 8, 2000, July 26, 2000, September 28, 2000, October 16, 2000, October 18, 2000,
March 19, 2001, December 4, 2002, September 15, 2003 and April __, 2004. The Corporations filed one correction on October 4, 2000, one correction on October 18, 2000 and one designation on June 30, 1999.

         FOURTH: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is ODIMO INCORPORATED (the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is:

                           Corporation Service Company
                                1013 Centre Road
                              Wilmington, Delaware
                                New Castle County

         The name of the Corporation's registered agent is Corporation Service Company.

                                   ARTICLE III
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the DGCL.



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                                   ARTICLE IV
                                  CAPITAL STOCK

A.       CLASSES OF STOCK.

         The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is __________________ million (___,000,000) shares. _____________ million (__,000,000) shares shall be
Common Stock, each having a par value of $.___. _________ million (__000,000) shares shall be Preferred Stock, each having a par value of $.___.

B.       ISSUANCE OF PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.       RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK.

         1. DIVIDEND RIGHTS. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. REDEMPTION. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of the Corporation.

         3. VOTING RIGHTS. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

                                    ARTICLE V
                               BOARD OF DIRECTORS

A.       MANAGEMENT OF BUSINESS

         The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.



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B.       BOARD OF DIRECTORS

         1. CLASSES OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. At the first annual meeting of stockholders following the date of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation (the "Bylaws") so provide.

         2. REMOVAL OF DIRECTORS.

                  (a) Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the date of this Certificate of Incorporation, no individual director may be removed without cause.

                  (b) Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

         3. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                                   ARTICLE VI
                                 INDEMNIFICATION

A.       EXCULPATION

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

B.       INDEMNIFICATION

         To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, voting of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement



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otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

C.       EFFECT OF REPEAL OR MODIFICATION

         Any repeal or modification of any of the foregoing provisions of this
Article VI shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VII
                                PREEMPTIVE RIGHTS

         No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

                                  ARTICLE VIII
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

A.       CORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.       STOCKHOLDERS

         Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VIII, IX, X, XI.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

         The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.



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                                    ARTICLE X
                               SHAREHOLDER ACTION

         No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. Special meetings of the stockholders shall be called only by the President, the Chief Executive Officer, the Chairman of the Board, or a majority of the Board of Directors.

                                   ARTICLE XI
                              SHAREHOLDER MEETINGS

         Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

                                   ARTICLE XII
                                 EFFECTIVE DATE

         This certificate shall be effective as of ___________, 2004 at ___ a.m. eastern standard time.


         IN WITNESS WHEREOF, Odimo Incorporated has caused this Certificate of Incorporation to be signed by its President and Chief Executive Officer this __________ day of __________, 2004.



                                       ODIMO INCORPORATED


                                       ----------------------------------
                                       Alan Lipton
                                       President and Chief Executive Officer






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